SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement            (  ) Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-
                                                  6(e)(2))

(X)  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                    SCANA CORPORATION
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     (X) $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
     (  )  $500 per each party to the controversy pursuant to Exchange Act
           Rule 14a-6(i)(3).
     (  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      (  )  Fee paid previously with preliminary materials.

      ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

NOTICE OF 1996 ANNUAL MEETING             PROXY STATEMENT
SCANA
           SCANA Corporation              Lawrence M. Gressette, Jr.
           Columbia, SC 29218             Chairman and Chief Executive Officer



                              MARCH 15, 1996

To the Stockholders of SCANA Corporation:

     We extend to you a cordial invitation to attend the 1996 Annual Meeting of Stockholders to be held on Thursday, April 25, 1996, at 10:00 A.M., Eastern Daylight Time. The meeting will be held in the second floor ballroom of The Hibernian Society Hall, 105 Meeting Street, Charleston, South Carolina. Parking is available in the county parking garage behind Hibernian Hall at the corner of King Street and Queen Street or the city garage at 30 Cumberland Street approximately two blocks north of Hibernian Hall. To receive free parking, please note on your parking ticket that you attended SCANA Corporation's Annual Meeting of Stockholders. The matters to be acted upon at the meeting are set forth in the formal notice on the following page. At the meeting, we will report on the Company's progress, plans and prospects, and respond to your questions and comments.
     At the 1995 Annual Meeting of Stockholders, 89.56% of the Common Stock was represented in person or by proxy. Though this response was gratifying, we would like to have an even greater representation at the 1996 meeting. Therefore, whether you own one share or many, it is important that you date, sign and return your proxy as soon as possible. The prompt return of your proxy will reduce follow-up work with its attendant expense to the Company.
                                        Sincerely,
                                        s/Lawrence M. Gressette, Jr.
                                        LAWRENCE M. GRESSETTE, JR.
                                        Chairman of the Board and
                                        Chief Executive Officer

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                               MARCH 15, 1996


To the Stockholders:

     The Annual Meeting of Stockholders of SCANA Corporation (the "Company") will be held on Thursday, April 25, 1996, at 10:00 A.M., Eastern Daylight Time, in the second floor ballroom of The Hibernian Society Hall, 105 Meeting Street, Charleston, South Carolina. The matters to be considered and acted on by the stockholders at this meeting are as follows:

     1.  The election of four Class III Directors;

     2. The appointment of independent public accountants to audit the books of the Company for the year ending December 31, 1996; and

     3. The transaction of such other business as may legally come before the meeting.

     Details of the matters to be acted on by the stockholders are set forth in the following Proxy Statement which is hereby incorporated as a part of this notice of meeting.
     All holders of issued and outstanding common stock of the Company of record at the close of business on March 8, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                     By Order of the Board of Directors

                                     s/Lynn M. Williams
                                     Lynn M. Williams
                                     Secretary

                              SCANA CORPORATION
                               1426 MAIN STREET
                        COLUMBIA, SOUTH CAROLINA  29201
                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                TO BE HELD ON
                                APRIL 25, 1996


     Approximate date of first mailing to stockholders:  March 15, 1996

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of SCANA Corporation (herein sometimes called "SCANA" or the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held on April 25, 1996 and at any adjournment thereof with respect to the matters referred to in the accompanying notice.
     The Company's Annual Report to Stockholders for 1995 is being mailed along with this Proxy Statement to each stockholder of record as of March 8, 1996.
PROXY PROCEDURE
     The Annual Meeting of Stockholders is being called in order to consider and take action with respect to the matters set forth in the Notice of Annual Meeting of Stockholders on the preceding page, as more fully set forth below. Only holders of issued and outstanding common stock of the Company ("Common Stock") of record at the close of business on March 8, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof. At such record date, the Company had 104,288,456 outstanding shares of Common Stock, each entitling the holder thereof to one vote per share.
     Since many of our stockholders are unable to attend the Annual Meeting, the Company's Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. However, if a stockholder does not return a signed proxy card, his or her shares will not be voted by the Board-appointed Proxies. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by a properly signed and dated proxy card will be voted as recommended by the Board of Directors. The proxy card also confers discretionary authority on the Board-appointed Proxies to vote the shares represented by the proxy on any other matter that is properly presented for action at the Annual Meeting. A stockholder who returns a proxy card may revoke it at any time before it is voted by giving notice in writing to the Secretary of the Company, by granting a subsequent proxy or by giving notice in person at the Annual Meeting.
     If a stockholder participates in the SCANA Corporation Investor Plus Plan ("Investor Plus") or the Company's Stock Purchase Savings Plan (the "Savings Plan"), his proxy card represents both the number of shares registered in his name and the number of full shares credited to his Investor Plus or Savings Plan account. All such shares will be voted in accordance with the instructions on the proxy card.

                  ELECTION OF DIRECTORS - PROPOSAL 1
     The Company's Restated Articles of Incorporation (the "Articles") divide the Board of Directors into three classes (I, II and III), the members of a single class being elected each year for a three-year term. The number of Class III directors has been set by the Board of Directors at four. The terms of the four Class III Directors presently in office will expire at the 1996 Annual Meeting of Stockholders. The terms of Class I and Class II Directors will expire at the Annual Meeting of Stockholders in 1997 and 1998, respectively.
All four of the Class III Directors presently in office were elected at the 1993 Annual Meeting of Stockholders. The terms of the Class III Directors elected at this meeting will expire at the Annual Meeting of Stockholders in 1999.
     The accompanying proxy, unless you specify otherwise thereon, will be voted for the election to the Board of Directors of the four nominees for Class III Directors. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy may be voted with discretionary authority in connection with the nomination and election of any substitute nominee.
     Each holder of Common Stock of record at the close of business on March 8, 1996 is entitled to one vote per share so held for the election of each of the persons nominated. Directors are elected by a plurality of the votes cast by the holders of shares of the Company's Common Stock at a meeting at which a quorum is present. "Plurality" means that the four individuals who receive the largest number of votes cast will be elected as directors. A vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining the presence of a quorum.
     The information set forth hereafter as to the principal occupations and directorships of the nominees and continuing directors has been furnished to the Company by such persons. Each director of the Company is also a director of South Carolina Electric & Gas Company, the principal subsidiary of the Company.

                        NOMINEES FOR CLASS III  DIRECTORS
                    TERMS EXPIRING AT THE ANNUAL MEETING IN 1996


Bill L. Amick
     Mr. Amick is Chairman of the Board and Chief Executive Officer of Amick Farms, Inc., a vertically integrated broiler operation in Batesburg, South Carolina, and has held these positions for more than five years. Mr. Amick, age 52, has been a director of the Company since 1990 and also serves as Chairman and Chief Executive Officer of Amick Processing, Inc. and Amick Broilers,
Inc. He is a member of the Executive Committee, the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee.

William T. Cassels, Jr.
     Mr. Cassels is Chairman of the Board of Southeastern Freight Lines, Inc., a trucking business in Columbia, South Carolina, and has held that position for more than five years. Mr. Cassels, age 66, has been a director of the Company since 1990 and also serves as a director of Wachovia Bank of South Carolina and South Carolina National Corporation. He is also an advisory board member of Liberty Mutual Insurance Group. He is a member of the Audit Committee, the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee.

Hugh M. Chapman
     Mr. Chapman is Chairman of NationsBank South of Atlanta, Georgia, a division of NationsBank Corporation of Charlotte, North Carolina, and has held this position since January 1, 1992. Mr. Chapman, age 63, has been a director of the Company since 1988. For more than one year prior to January 1, 1992, Mr. Chapman served as Vice Chairman and a director of C&S/Sovran Corporation of Atlanta, Georgia. He is Chairman of the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee, and a member of the Executive Committee.

Lawrence M. Gressette, Jr.
     Mr. Gressette is Chairman of the Board and Chief Executive Officer of the Company and all of its subsidiaries. He has held these positions since
February 1, 1990. Mr. Gressette, age 64, has been a director of the Company since 1987. From September 1, 1985 to December 13, 1995, he served as President of the Company. In addition, he serves as a director of The Liberty Corporation, Wachovia Corporation and InterCel, Inc. Mr. Gressette is Chairman of the Executive Committee and an ex-officio member of all other Board Committees except the Audit and the Long-Term Compensation Committees.
5

                           CLASS I CONTINUING DIRECTORS
                   TERMS TO EXPIRE AT THE ANNUAL MEETING IN 1997


Benjamin A. Hagood
     Mr. Hagood is Chairman of the Board of William M. Bird and Company, Inc., a wholesale distributor of floor covering materials located in Charleston, South Carolina, and has held this position since January 1, 1993. For more than two years prior to January 1, 1993, he served as President and a director of William
M. Bird and Company, Inc. Mr. Hagood, age 68, has been a director of the Company since 1974. He is a member of the Audit Committee, the Nuclear Oversight Committee and the Long-Term Compensation Committee.

Bruce D. Kenyon
     Mr. Kenyon is President and Chief Operating Officer of South Carolina Electric & Gas Company, the principal subsidiary of the Company. He has held these positions since November 12, 1990. Mr. Kenyon, age 53, has been a director of the Company since 1991.

Henry Ponder, Ph.D.
     Dr. Ponder is President of Fisk University in Nashville, Tennessee and has held this position for more than five years. Dr. Ponder, age 67, has been a director of the Company since 1983 and also serves as a director of Suntrust Banks, Inc. in Nashville, Tennessee. He is a member of the Audit Committee, the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee.

William B. Timmerman
     Mr. Timmerman is President of the Company and has held this position since December 13, 1995. From May 1, 1994 to December 13, 1995, he was Executive Vice President of the Company as well as Chief Financial Officer and Controller. For more than five years prior to May 1, 1994, he was Senior Vice President of the Company as well as Chief Financial Officer and Controller. Mr. Timmerman, age 49, has been a director of the Company since 1991 and also serves as a director of InterCel, Inc.

E. Craig Wall, Jr.
     Mr. Wall is President and a director of Canal Industries, a forest products industry company headquartered in Conway, South Carolina, and has held these positions for more than five years. Mr. Wall, age 58, has been a director of the Company since 1982 and also serves as a director of Sonoco Products Company, Ruddick Corporation, NationsBank Corporation and Blue Cross And Blue Shield of South Carolina. He is a member of the Executive Committee, the Management Development and Corporate Performance Committee and the Long-Term Compensation Committee.
6

                       CLASS II CONTINUING DIRECTORS
                TERMS TO EXPIRE AT THE ANNUAL MEETING IN 1998



William B. Bookhart, Jr.
     Mr. Bookhart is a partner in Bookhart Farms, which operates a general farming business in Elloree, South Carolina, and has held that position for more than five years. Mr. Bookhart, age 54, has been a director of the Company since 1979. He is a member of the Audit Committee, the Nuclear Oversight Committee and the Long-Term Compensation Committee.

James B. Edwards, D.M.D.
     Dr. Edwards is President and Professor of Maxillofacial Surgery of the Medical University of South Carolina in Charleston and has held these positions for more than five years. He was the U. S. Secretary of Energy from January 1981 to November 1982 and served as Governor of South Carolina from 1975 to 1979. Dr. Edwards, age 68, has been a director of the Company since 1986 and also serves as a director for Phillips Petroleum Company, IMO Industries, Inc., General Engineering Laboratories, WMX Technologies, Inc., GS Industries, Inc. and National Data Corporation. He is Chairman of the Nuclear Oversight Committee, and a member of the Executive and the Long-Term Compensation Committees.

Elaine T. Freeman
     Mrs. Freeman is the Executive Director of ETV Endowment of South Carolina, Inc., a non-profit organization located in Spartanburg, South Carolina, and has held this position for more than five years. Mrs. Freeman, age 60, has been a director of the Company since 1992 and also serves as a director of National Bank of South Carolina. She is Chairman of the Audit Committee, and a member of the Nuclear Oversight Committee and the Long-Term Compensation Committee.

W. Hayne Hipp
     Mr. Hipp is the President and Chief Executive Officer of The Liberty Corporation, an insurance and broadcasting holding company headquartered in Greenville, South Carolina, and has held these positions for more than five years. Mr. Hipp, age 56, has been a director of the Company since 1983 and also serves as a director of The Liberty Corporation and Wachovia Corporation. He is a member of the Executive Committee, the Audit Committee and the Long-Term Compensation Committee.
7

                       CLASS II CONTINUING DIRECTORS
                TERMS TO EXPIRE AT THE ANNUAL MEETING IN 1998


F. Creighton McMaster
     Mr. McMaster is the President and Manager of Winnsboro Petroleum Company, a wholesale distributor of petroleum products located in Winnsboro, South Carolina, and has held these positions for more than five years. Mr. McMaster, age 66, has been a director of the Company since 1974 and also serves as a director of First Union National Bank of South Carolina. He is a member of the Executive Committee, the Nuclear Oversight Committee and the Long-Term Compensation Committee.

John B. Rhodes
     Mr. Rhodes is the Chairman and Chief Executive Officer of Rhodes Oil Company, Inc., a distributor of petroleum products in Walterboro, South Carolina, and has held these positions for more than five years. Mr. Rhodes, age 65, has been a director of the Company since 1967. He is a member of the Management Development and Corporate Performance Committee, the Nuclear Oversight Committee and the Long-Term Compensation Committee.
8

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The table set forth below indicates the shares of the Company's Common Stock beneficially owned as of March 8, 1996 by each director and nominee, each of the executive officers named in the Summary Compensation Table on page 10, and the directors and executive officers of the Company as a group.

                   SECURITY OWNERSHIP OF MANAGEMENT

Name of Beneficial Amount and Nature   Name of Beneficial Amount and Nature
     Owner           of Ownership   1        Owner          of Ownership   1
B. L. Amick                2,486       W. Hayne Hipp            2,800
W. B. Bookhart, Jr.       15,761       B. D. Kenyon            18,883
W. T. Cassels, Jr.         2,000       F. C. McMaster           5,630
H. M. Chapman              6,000        C. B. Novinger          4,367
Max Earwood               68,921       Henry Ponder            12,381
J. B. Edwards              4,665       J. B. Rhodes             7,780
E. T. Freeman              4,220       W. B. Timmerman         36,459
L. M. Gressette, Jr.      47,493       E. C. Wall, Jr.         14,000
B. A. Hagood               2,370

All directors and executive officers as a group (21 persons) TOTAL  280,358
TOTAL PERCENT OF CLASS                                                 0.3%

     The information set forth above as to the security ownership has been furnished to the Company by such persons.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Name and Address                      Amount and Nature
 of Beneficial                          of Beneficial          Percent of
     Owner                                Ownership               Class

First Union National Bank of
  South Carolina ("First Union")2
Post Office Box 1329
Greenville, South Carolina 29602          8,328,441               8.0%

Franklin Resources, Inc.
777 Mariners Island Boulevard
San Mateo, California  94404              6,474,360               6.3%


     The share ownership indicated above for First Union National Bank and Franklin Resources, Inc. is based on Forms 13G, both dated February 12, 1996, filed with the Securities and Exchange Commission, copies of which were sent to the Company. Except as set forth above, to the Company's knowledge as of
March 8, 1996 no person owned beneficially 5% or more of the Company's Common Stock.
_____________________

1 Includes shares owned by close relatives, the beneficial ownership of which is disclaimed by the director or nominee, as follows:
   Mr. Amick - 480; Mr. Bookhart - 4,498;   Mr. Gressette - 1,060;
   Mr. Hagood - 334; Mr. McMaster - 2,000; and Mrs. Novinger - 2.

   Includes shares purchased through December 31, 1995, but not thereafter, by the Trustee under the Savings Plan.

2 Shares shown are shares owned by First Union as Trustee under the Savings Plan. Although participants in the Savings Plan have the right to vote all such shares, First Union as Trustee has the right to vote any of the shares as to which participants do not provide voting directions.

               INFORMATION REGARDING THE BOARD OF DIRECTORS
Meetings of the Board of Directors and Standing Committees
     During 1995, the Board of Directors of the Company held seven meetings. In addition, directors attended meetings of standing committees of which they were members. Each director attended at least 75% of the aggregate of eetings of the Board of Directors and meetings of the committees on which he or she served which were held during 1995.
     Executive Committee. The Executive Committee held five meetings during 1995. This committee, except when limited by law, exercises all of the powers and duties of the Board of Directors in the management of the Company when the Board is not in session and which are not in conflict with specific powers conferred by the Board upon any other committee. The Executive Committee (1) provides counsel to the Chief Executive Officer; (2) reviews management's long range strategic plans, goals and objectives; (3) reviews budgets, financial plans, plans for debt financing and the financing of acquisitions, investments and capital expenditures of a major nature; (4) reviews and recommends actions relating to dividends; (5) monitors advertising and philanthropic activities; and (6) recommends levels of expenditure to the Board. The committee also recommends the slate of nominees to be presented for election at the Annual Meeting of Stockholders and recommends assignments of directors to serve on Board Committees. Any stockholder may recommend to the Executive Committee persons for nomination as director by writing to the Secretary of the Company stating the full name, address and qualifications of each such nominee.
     Management Development and Corporate Performance Committee (the "Performance Committee"). The Performance Committee held five meetings during 1995. This committee (1) reviews the investment policies of the Company's Retirement Plan, selects its investment managers and monitors the performance of such investment managers; (2) recommends to the Board persons to serve as officers of the Company (and its subsidiaries); (3) recommends to the Board salary and compensation levels, including fringe benefits, for officers and directors of the Company; (4) reviews Company compensation plans; (5) provides direction regarding the operation of the Company's Retirement Plan and other employee welfare benefit plans; (6) reviews management's resources and development and recommends to the Board succession plans for senior management; (7) reviews the Company's active operating performance; (8) reviews the Company's performance in regard to well-being of employees, including safety, health and equality of treatment; (9) reviews outside relationships, including those with governments, other businesses and the community; and (10) reviews the impact of regulations, litigation and any public policy controversies that may affect the Company.
     The Long-Term Compensation Subcommittee of the Performance Committee.   The
Long-Term Compensation Subcommittee of the Performance Committee held one meeting in 1995. The Long-Term Compensation Subcommittee of the Performance Committee recommends to the Long-Term Compensation Committee awards to be made under the SCANA Performance Share Plan (the "Performance Share Plan"). This subcommittee is composed of non-employee members of the Performance Committee, each of whom is required to be a "disinterested person" within the context of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
     Long-Term Compensation Committee. The Long-Term Compensation Committee held one meeting during 1995. The Long-Term Compensation Committee administers the Performance Share Plan and is composed of non-employee members of the Board of Directors, each of whom is required to be a "disinterested person" within the context of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
     Audit Committee. The Audit Committee held four meetings during 1995. The Audit Committee (1) meets periodically with the Company's internal auditors and independent public accountants to discuss and evaluate the scope and results of audits and the Company's accounting procedures and controls; (2) reviews the Company's financial statements before submission to the Board for approval prior to dissemination to stockholders, the public or regulating agencies; (3) recommends to the Board (for appointment by the Board and ratification by the stockholders) independent public accountants to be used by the Company; and (4) maintains responsibility for the Company's Compliance Program.
     Nuclear Oversight Committee. The Nuclear Oversight Committee held three meetings in 1995. This committee (1) monitors the Company's nuclear operations;
(2) meets periodically with Company management to discuss and evaluate the Company's nuclear operations, including regulatory matters, operating results, training and other related topics; (3) participates in an annual meeting to review overall past performance and future plans for nuclear operations; (4) tours the plant and training facilities at least once a year; (5) on a periodic basis reviews with the Institute of Nuclear Power Operations that organization's appraisal of the Company's nuclear operations; and (6) periodically presents an independent report to the Board of Directors on the status of the Company's nuclear operations.
10

Compensation of Directors
     Fees. During 1995, directors who were not employees of the Company were paid $16,000 annually for services rendered, plus $1,800 for each Board meeting attended and $850 for attendance at a committee meeting which is not held on the same day as a regular meeting of the Board. The fee for attendance at a telephone conference meeting is $200. The fee for attendance at a conference is $850. In addition, directors are paid, as part of their compensation, travel, lodging and incidental expenses related to attendance at meetings and conferences. Directors who are employees of the Company or its subsidiaries receive no compensation for serving as directors or attending meetings.
     Deferral Plan. The Company has a plan pursuant to which directors may defer all or a portion of their fees for services rendered and meeting attendance. Interest is earned on the deferred amounts at a rate set by the Performance Committee. During 1995 and currently, the rate is set at the announced prime rate of Wachovia Bank of South Carolina. Mr. Cassels and Mr. Rhodes were the only directors participating in the plan during 1995. Mr. Cassels became a participant in January 1994 and Mr. Rhodes in July 1987, and interest credited to their deferral accounts during 1995 was $3,591.94 and $19,557.86, respectively.
     Endowment Plan. Each director participates in the Directors' Endowment Plan, which provides for the Company to make a tax deductible, charitable contribution totaling $500,000 to institutions of higher education nominated by the director. A portion is contributed upon retirement of the director and the remainder upon the director's death. The plan is funded in part through insurance on the lives of the directors. Designated in-state institutions of higher education must be approved by the Chief Executive Officer of the Company; any out-of-state designation must be approved by the Performance Committee. The designated institutions are reviewed on an annual basis by the Chief Executive Officer to assure compliance with the intent of the program.
The plan is intended to reinforce the Company's commitment to quality higher education and is intended to enhance the Company's ability to attract and retain qualified board members.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During 1995, no officer, employee or former officer of the Company or any of its subsidiaries served as a member of the Long-Term Compensation Committee or the Performance Committee, except Mr. Gressette who served as a member of the Performance Committee. Although Mr. Gressette was an ex-officio, nonvoting member of the Performance Committee during 1995, he did not participate in any of its deliberations concerning executive officer compensation.
     Since January 1, 1995, the Company has engaged in business transactions with entities with which Mr. Chapman (Chairman of both the Performance
Committee and the Long-Term Compensation Committee) and Mr. McMaster (a member of the Long-Term Compensation Committee) are executive officers.
     Mr. Chapman is Chairman of NationsBank South, a division of NationsBank Corporation. Since January 1, 1995, the Company has engaged in various transactions in which affiliates of NationsBank Corporation acted as lender or provider of lines of credit or credit support to the Company and its subsidiaries. The amount paid during 1995 by the Company and its subsidiaries to NationsBank Corporation affiliates on account of such transactions was $3,339,270. In addition, during 1995 a NationsBank Corporation affiliate and a Company subsidiary have engaged in options and futures transactions and forward contracts relating to forecasted natural gas production. The amount paid during 1995 by the Company subsidiary to NationsBank Corporation affiliates on account of such transactions was $3,324,905. It is anticipated that such transactions as described above will continue in the future.
     Mr. McMaster is the President and Manager of Winnsboro Petroleum Company. Purchases from Winnsboro Petroleum Company totaling $71,413 for fuel oil and gasoline were made during 1995 by the Company and its subsidiaries. It is anticipated that such purchases will continue in the future.
     During 1995, there existed one executive officer-director interlock where an executive officer of SCANA Corporation served as a director of another company that had an executive officer serving on one of the SCANA Board of Directors' committees which deals with compensation matters. Mr. Gressette, Chairman of the Board and Chief Executive Officer of the Company, served as a director of The Liberty Corporation. Mr. Hipp, President and Chief Executive Officer of The Liberty Corporation, served as a member of the Company's Long-Term Compensation Committee, as do all other non-employee directors, in accordance with the provisions of the Performance Share Plan.

EXECUTIVE COMPENSATION
     The following table contains information with respect to compensation paid or accrued during the years 1995, 1994 and 1993 to the Chief Executive Officer of the Company and to each of the other four most highly compensated executive officers of the Company during 1995 who were serving as executive officers of the Company at the end of 1995.

                        SUMMARY COMPENSATION TABLE

Name and Principal    Year       Annual Compensation      Long-Term
Position                                                 Compensation
                                         (1)      (2)
                              Salary    Bonus    Other     Payouts

                                ($)      ($)     Annual
                                                 Compen-
                                                 sation
                                                   ($)      (3)      (4)
                                                           LTIP    All Other
                                                          Payouts  Compensa-
                                                            ($)     tion ($)
L. M. Gressette, Jr.  1995  449,246(5) 197,500   65,779   390,156    26,955
Chairman of the       1994  416,609          0    2,255   173,375    24,996
Board, Chief          1993  383,557    186,615   61,699   266,007    23,013
Executive Officer
and Director - SCANA
Corporation and all
company subsidiaries

B. D. Kenyon          1995  3l8,542    104,353    7,107   172,240    19,113
President and Chief   1994  313,581     96,768    2,649    81,619    18,815
Operating Officer -   1993  297,760     99,090    4,201   125,792    17,866
South Carolina Electric
and Gas Company
Director - SCANA
Corporation

W. B. Timmerman       1995  254,214    101,588      987   150,353    15,127
President and         1994  235,099     19,725    1,323    70,751    14,106
Director -            1993  220,752     95,738    2,828   109,768    13,245
SCANA Corporation

Max Earwood           1995  245,228    101,588    2,723   150,353    24,489
Vice Chairman -       1994  234,897     65,750      794    56,747    13,822
South Carolina        1993  214,686     95,738      689    87,334    13,135
Pipeline Corporation

Cathy B. Novinger     1995  172,929     61,350      205    76,128     5,694
Senior Vice President 1994  162,597      9,978    1,786    38,249     6,504
Administration,       1993  154,623     48,450    2,410    58,489     6,194
Governmental and Public
Affairs -- SCANA Corporation

______________
(1) Payments under the annual Performance Incentive Plan described hereafter.

(2) Other annual compensation consists of (i) for Mr. Gressette, perquisites including compensation related to whole life insurance premiums for 1995 in the amount of $54,642,
     (ii) for Mr. Kenyon, a lump sum payment in lieu of a base salary increase in 1995 and (iii) for all named executive officers, payments to cover taxes on benefits.

(3) Payments under the long-term Performance Share Plan described hereafter.

(4) All other compensation consists solely of Company contributions to defined contribution plans based on the funding formula applicable to all employees of the Company.

(5) Reflects actual salary paid in 1995. Base salary of $460,000, as referenced on page 15, became effective in May of 1995.

                 LONG-TERM INCENTIVE PLAN AWARD OPPORTUNITIES
     The following table shows the target awards made in 1995 for potential payment in 1998 under the long-term Performance Share Plan, and estimated future payouts under that plan at threshold, target and maximum levels for the named executive officers.

                    LONG-TERM INCENTIVE PLANS - AWARDS
                            IN LAST FISCAL YEAR
                TARGET AWARDS FOR 1995 TO BE PAID IN 1998

                     Number of    Performance   Estimated Future Payouts Under

                      Shares,      or Other       Non-Stock Price-Based Plans

                     Units or     Period Until

                       Other       Maturation

    Name             Rights (#)    or Payout

                                                Threshold    Target    Maximum
                                                 ($ or #)   ($ or #)  ($ or #)

L. M. Gressette, Jr.  6,023        1995-1997      2,409      6,023      9,035
W. B. Timmerman       3,220        1995-1997      1,288      3,220      4,830
B. D. Kenyon          3,700        1995-1997      1,480      3,700      5,550
Max Earwood           3,220        1995-1997      1,288      3,220      4,830
C. B. Novinger        1,940        1995-1997        776      1,940      2,910



     Payouts occur when the Company's TSR is in the top two-thirds of the PSP Peer Group, and vary based on SCANA's ranking against the peer group. Executives earn threshold payouts at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made when SCANA's TSR is at or above the 75th percentile of the peer group. Payments will be made on a sliding scale for performance between threshold and target and target and maximum. No payouts will be earned if performance is in the bottom one-third of the peer group. Mr. Gressette's award for the 1995-1997 performance period was prorated to reflect his retirement in February 1997. Awards are denominated in shares of SCANA Common Stock and may be paid in either stock or cash or a combination of the two.

                             DEFINED BENEFIT PLANS
     In addition to the qualified Retirement Plan for all employees, the Company has Supplemental Executive Retirement Plans ("SERP") for certain eligible employees, including officers. A SERP is an unfunded plan which provides for benefit payments in addition to those payable under a qualified retirement plan. It maintains uniform application of the Retirement Plan benefit formula and would provide, among other benefits, payment of Retirement Plan formula pension benefits, if any, which exceed those payable under the Internal Revenue Code ("IRC") maximum benefit limitations.

     The following table illustrates the estimated maximum annual benefits payable upon retirement at normal retirement date under the Retirement Plan and the SERPs.
                          Pension Plan Table


      Final                          Service Years
   Average Pay     15         20         25         30         35


    $150,000      42,311     56,415     70,519     84,623    87,476
     200,000      57,311     76,415     95,519    114,623   118,726
     250,000      72,311     96,415    120,519    144,623   149,976
     300,000      87,311    116,415    145,519    174,623   181,226
     350,000     102,311    136,415    170,519    204,623   212,476
     400,000     117,311    156,415    195,519    234,623   243,726
     450,000     132,311    176,415    220,519    264,623   274,976
     500,000     147,311    196,415    245,519    294,623   306,226
     550,000     162,311    216,415    270,519    324,623   337,476
     600,000     177,311    236,415    295,519    354,623   368,726

     The compensation shown in the column labeled "Salary" of the Summary Compensation Table for the individuals named therein is covered by the Retirement Plan and/or a SERP. As of December 31, 1995, Messrs. Gressette, Kenyon, Timmerman and Earwood and Mrs. Novinger had credited service under the Retirement Plan (or its equivalent under the SERP) of 33, 22, 17, 38 and 25 years, respectively. Benefits are computed based on a straight-life annuity with an unreduced 60% surviving spouse benefit. The amounts in this table assume continuation of the primary Social Security benefits in effect at January 1, 1996 and are not subject to any deduction for Social Security or other offset amounts.
     The Company also has a Key Employee Retention Program (the "Key Employee Retention Program") covering officers and certain other executive employees that provides supplemental retirement and/or death benefits for participants. Under the program, each participant may elect to receive either a monthly retirement benefit for 180 months upon retirement at or after age 65 equal to 25% of the average monthly salary of the participant over his final 36 months of employment prior to age 65, or an optional death benefit payable to a participant's designated beneficiary monthly for 180 months, in an amount equal to 35% of the average monthly salary of the participant over his final 36 months of employment prior to age 65. In the event of the participant's death prior to age 65, the Company will pay to the participant's designated beneficiary for 180 months, a monthly benefit equal to 50% of such participant's base monthly salary in effect at death.
     All of the executive officers named in the Summary Compensation Table above are participating in the program. Estimated annual retirement benefits payable at age 65 based on projected eligible compensation (assuming increases of 4% per year) to the five executive officers named in the Summary Compensation Table are as follows: Mr. Gressette - $113,790; Mr. Kenyon - $122,658; Mr. Timmerman - $129,942; Mr. Earwood - $62,117; and Mrs. Novinger -

$86,091.
           TERMINATION, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS
     The Company has a Key Executive Severance Benefit Plan (the "Severance Plan") intended to assure the objective judgment of, and to retain the loyalties of, key executives when the Company is faced with a potential change in control or a change in control by providing a continuation of salary and benefits after a participant's employment is terminated by the Company during a potential change in control, after a change in control without just cause, disability, retirement or death or by the participant for good reason after a change in control. All of the executive officers named in the Summary Compensation Table except Mr. Gressette have been designated as participants in the Severance Plan.
     When a potential change in control occurs, a participant is obligated to remain with the Company for six months unless his employment is terminated for disability or normal retirement or until a change in control occurs. Upon a change in control resulting in an officer's termination, the Severance Plan provides for guaranteed severance payments equal to three times the annual compensation of the officer plus payments under certain of the Company's incentive and retirement plans. The officer also would receive an additional amount (a "gross-up" payment) for any IRC Section 4999 excess tax or any such other similar tax applicable to the severance payments. In addition, for 36 months after termination, the officer would receive coverage for medical benefits and life insurance so as to provide the same level of benefits previously enjoyed under group plans or individual policy contracts or otherwise as determined by the Executive Committee of the Board of Directors.

Such benefits however would be reduced to the extent that the participant receives similar benefits during the period from another employer.
     In addition to the Severance Plan, in the event of a merger, consolidation or acquisition in which the Company is not the surviving corporation, target awards under the Performance Share Plan will become immediately payable based on the Company's shareholder return performance as of the end of the most recently completed calendar year for each performance period as to which the grant of target shares has occurred at least six months previously.
     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 17 shall not be incorporated by reference into any such filings.
14

     REPORT OF THE MANAGEMENT DEVELOPMENT AND CORPORATE PERFORMANCE COMMITTEE
        AND THE LONG-TERM COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


     SCANA Corporation's executive compensation program is designed to support the Company's overall objective of creating shareholder value. This is accomplished through the following:
       Hiring and retaining the calibre of executive talent needed to manage the Company today and to position it for the future.
       Having a pay-for-performance philosophy throughout the Company that links rewards to overall corporate results, as well as specific business unit results.
       Placing a substantial portion of pay for senior executives "at-
           risk", and closely aligning the interests of the executives with the long-term interests of the shareholders through the Performance Share Plan.
       Balancing the elements of the compensation program to appropriately reflect the Company's financial, customer-oriented and strategic goals.
     We believe the program plays a key role in keeping our executives focused on enhancing shareholder value.
     A description of the components of the Company's executive compensation program follows. Following that is a discussion of the compensation paid in 1995 to the Company's Chief Executive Officer.
Elements of the Program
     Executive compensation consists primarily of three key components: base salary, short-term incentive compensation ("Performance Incentive Plan") and long-term incentive compensation ("Performance Share Plan").
     Compensation levels for these components are established annually based on a comparison to the market which consists of utilities of varying sizes in varying geographic locations (both in adjacent states as well as throughout the United States) and smaller telecommunications companies. Results are adjusted through regression analysis to account for differences in company size. Approximately 75% of the "market" companies are included in the Performance Share Plan Peer Group ("PSP Peer Group") shown in the Performance Graph on page 17. The Company believes that its most direct competitors for executive talent are not necessarily all the companies included in the PSP Peer Group.
     For 1995, compensation levels for all components of executive compensation were targeted at slightly below the market median. At the end of 1995, these Committees adopted a philosophy of moving targets to competitive levels (market median) over the next several years. The Committees believe this is necessary with the increasingly competitive nature of the utility industry in order to attract and retain a highly competent executive team.
     The following paragraphs describe in more detail each element of the Company's compensation program for executive officers. In determining each component of compensation, all elements of the compensation package, including severance plans, insurance and other benefits, are considered.
Base Salaries
     Executive salaries are reviewed annually by the Performance Committee. Adjustments may be made on the basis of a subjective assessment of relative levels of responsibility, prior experience, breadth of knowledge and changes in market pay practices. For 1995, base salaries for officers were targeted at slightly below the median of the market comparator group described above. Annual Performance Incentive Plan
     The Company has annual performance incentive plans for officers of SCANA and its subsidiaries. The plans promote the Company's pay-for-performance philosophy, as well as its goal of having a meaningful amount of executive pay "at-risk." Through these plans, financial incentives are provided in the form of annual cash bonuses that are paid only when corporate, business unit and individual goals are achieved.
     Executives eligible for these plans are assigned threshold, target and maximum bonus levels as a percentage of salary level. Bonuses earned are based on the level of the preestablished goals achieved. Award payouts may increase to a maximum of 1.5 times target, if performance exceeds the goals established. Award payouts may decrease, generally to a minimum of one-half the target-level awards, if performance is below targeted goals. Awards earned based on the achievement of preestablished goals may nonetheless be decreased to zero, if the Performance Committee in its discretion determines that actual results do not warrant the levels of payouts otherwise earned.
     The various plans in which officers of SCANA and its subsidiaries participate focus generally on short-term goals affecting profitability, efficiency, quality of service, customer satisfaction and progress toward the Company's strategic objectives for SCANA and its various business units. Specific performance measures and their weights vary from year to year.
15

     For 1995, the specific measures in each plan, and their weightings, for the officers included in the Summary Compensation Table on page 10 are described below. The relationship of performance to payouts for the officers in each plan also is discussed.
       1995 awards for officers of SCANA, other than Mr. Gressette, were based on three performance categories. One-third of the total 1995 award was based on SCANA earnings per share ("EPS") goals, a numerically measurable target. An additional one-third was tied to the achievement of numerically measurable goals in the SCANA employee plan, which related to cost reduction, wellness and employee training. The remaining one-third was tied to the achievement of individual performance goals and is subjectively assessed and is awarded on a discretionary basis. For 1995, SCANA's EPS and the SCANA employee plan results were above the goals established and resulted in maximum level payouts. Individual performance for corporate officers was also determined to be sufficient to result in maximum level payouts.
       1995 awards for officers of South Carolina Electric & Gas Company
           ("SCE&G") were based on five performance categories: SCE&G EPS, corporate SCE&G goals, officer initiatives, Strategic Business
           Unit ("SBU") goals (i.e., activities that focus on improvements in various areas including existing operating procedures, quality of service and product and human resources matters) and individual leadership contributions. The corporate and SBU goals and officer initiatives consist of numerically measurable targets related to reduction or containment of operating and maintenance costs, revenue growth, meeting or exceeding budgets, improvement of employee safety, energy production efficiency, customer satisfaction and service reliability. Individual leadership is based on subjective leadership assessments, peer evaluations, supervisors' evaluations and success in meeting individual leadership agendas. The weighting of the individual components for 1995 was: EPS 34%, corporate goals 13%, officer initiatives 23%, SBU goals 17% and leadership 13%. For 1995, EPS, corporate goals and officer initiatives resulted in payouts of 31%, 10% and 22%, respectively. Results in the SBU goals and leadership categories varied for each officer. Results for all categories resulted in payouts ranging from 76% to 91% of the maximum award.
       Awards under the plan for South Carolina Pipeline Corporation
           ("SCPC") officers for 1995 were based on (1) SCPC revenues and
           (2) operating and maintenance cost reduction. Each of the measures was weighted equally. For 1995, SCPC exceeded the goals for both measures. Payouts thus were made at the maximum level for participants in that plan.
Long-Term Performance Share Plan
     The Company's Performance Share Plan for officers of SCANA and its subsidiaries measures the Company's Total Shareholder Return ("TSR") relative to a group of peer companies over a three-year period. The "PSP Peer Group" includes 94 electric and gas utilities, none of which have annual revenues of less than $100 million.
     TSR is stock price increase over the three-year period, plus cash dividends paid during the period, divided by stock price as of the beginning of the period. Comparing the Company's TSR to the TSR of a large group of other utilities reflects the Company's recognition that investors could have invested their funds in other utility companies and measures how well SCANA did when compared to others operating in similar interest, tax, economic and regulatory environments.
     Executives eligible to participate in the Performance Share Plan are assigned target award opportunities annually based primarily on their salary level. In determining award sizes, levels of responsibilities and competitive practices also are considered. Awards under this plan represent a significant portion of executives "at-risk" compensation. To provide additional incentive for executives, and to ensure that executives are only rewarded when shareholders gain, actual payouts may exceed the median of the market when performance is above the 50th percentile of the peer group. For lesser performance, awards will be at or below the market median.
     Payouts occur when the Company's TSR is in the top two-thirds of the PSP Peer Group, and vary based on SCANA's ranking against the peer group. Executives earn threshold payouts of 0.4 times target at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made at 1.5 times target when SCANA's TSR is at or above the 75th percentile of the peer group. No payouts will be earned if performance is in the bottom one-third of the peer group. Awards are denominated in shares of SCANA Common Stock and may be paid in either stock or a combination of stock and cash.
     For the three-year period from 1993 through 1995, SCANA's TSR was at the 98th percentile of the PSP Peer Group. This resulted in payouts in February 1996 at 150% of target shares awarded paid in a combination of stock and cash.

Conclusion
     The combination of base salary, the annual Performance Incentive Plans, and the long-term Performance Share Plan provides an opportunity to bring an officer's compensation in total to the median market level. These three elements of executive compensation are intended to provide increased motivation for executives to contribute to the Company's overall future success, thus enhancing the value of the Company for the shareholders' benefit, as well as to attract and retain highly qualified executives.
Policy with Respect to the $1 Million Deduction Limit
     Enacted in 1993, Section 162(m) of the Internal Revenue Code generally limits to $1 million the corporate deduction for compensation paid to executive officers named in the Proxy Statement, unless certain requirements are met. Performance-based compensation is excludable for purposes of calculating the amount of deductible compensation; therefore, all amounts paid by the Company in 1995 to the named executive officers will be fully deductible by the Company. These Committees have carefully considered the impact of this tax code provision on the current executive compensation program and intend to take such actions with respect to the executive compensation program as (and when) necessary to preserve the corporate tax deduction for executive compensation paid.
Compensation of Chief Executive Officer in 1995
     In 1995, the compensation of the Company's Chief Executive Officer,
Mr. Gressette, consisted of the following:
       Base salary of $460,000 which was derived by reference to executive pay for the market comparator group as described above. This amount approximates the median base salary for the market.
           Mr. Gressette's salary increase of $32,900 from 1994 to 1995 was based on external pay practices, as well as the Performance Committee's subjective assessment of his overall performance during the preceding year, the duties and responsibilities of his position, his tenure and general corporate financial results (as opposed to specific measures). Because this determination was subjective, no one individual or corporate factor was assigned a particular weighting by the Performance Committee.
       For the year 1995, Mr. Gressette's annual Performance Incentive
           Plan target award was 30% of the salary level for his position.
           Mr. Gressette's 1995 award was based on two factors: SCANA's EPS and the Committee's subjective assessment of his individual performance with neither factor being weighted more than the other.

           Performance in both factors resulted in the maximum payout for Mr. Gressette.
       In 1995, Mr. Gressette's long-term Performance Share Plan target award for the period 1995 through 1997 was set at 40% of the salary level for his position. This resulted in a target award of 8,340 performance shares. The 40% was determined by the Long-Term Compensation Committee based on Mr. Gressette's salary and level of responsibility and competitive practices. As discussed above, SCANA's TSR results relative to the PSP Peer Group for the 1993-1995 performance period were at the 98th percentile ranking, resulting in award payouts at 150% of target. Therefore, Mr. Gressette received a payout equal to 150% of the 8,200 performance shares granted to him in 1993 which equaled 12,300 shares. The award was paid in shares except to the extent of withholdings.
     The 1995 awards under the Performance Share Plan were made by the Long-Term Compensation Committee, composed of all non-employee directors (disinterested parties). Mr. Gressette did not participate in its decisions, nor did he participate in the Performance Committee's decisions concerning executive compensation.


The Management Development and            The Long-Term Compensation Committee
Corporate Performance Committee

H. M. Chapman, Chairman                   H. M. Chapman, Chairman
B. L. Amick                               B. L. Amick
W. T. Cassels, Jr.                        W. B. Bookhart, Jr.
Henry Ponder                              W. T. Cassels, Jr.
J. B. Rhodes                              J. B. Edwards
E. C. Wall, Jr.                           E. T. Freeman
                                          B. A. Hagood
                                          W. Hayne Hipp
                                          F. C. McMaster
                                          Henry Ponder
                                          J. B. Rhodes
                                          E. C. Wall, Jr.

                                PERFORMANCE GRAPH


     The following line graph compares the cumulative total shareholder return of the Company assuming reinvestment of dividends with that of the PSP Peer Group, the S&P Utilities and the S&P 500. The PSP Peer Group was chosen for comparison since the Company's TSR is measured against this group to determine awards which are paid under the Performance Share Plan. This group consists of 94 utilities which are either electric, gas or a combination of both. The Peer Group was adjusted from last year to account for mergers and name changes. Detroit Edison Co. adopted a holding company structure and changed its name to DTE Energy Company. Iowa-Illinois Gas and Electric merged with Midwest Resources to form MidAmerican Energy Company. Pennsylvania Power and Light adopted a holding company structure and changed its name to PP&L Resources, Inc. Southern Indiana Gas and Electric adopted a holding company structure and changed its name to SIGCORP, Inc. The PSP Peer Group index was prepared by Hewitt Associates, a compensation and benefits consulting company, and was approved by the Performance Committee. The index consists of the following companies:
Allegheny Power System, Inc.            MidAmerican Energy Co.
American Electric Power Co., Inc.       Minnesota Power & Light Co.
Atlantic Energy, Inc.                   Montana Power Co.
Baltimore Gas & Electric Co.            Nevada Power Co.
Bangor Hydro-Electric Co.               New England Electric System
Black Hills Corp.                       New York State Electric & Gas Corp.
Boston Edison Co.                       Niagara Mohawk Power Corp.
Carolina Power & Light Co.              NIPSCO Industries, Inc.
Centerior Energy Corp.                  Northeast Utilities
Central Hudson Gas & Electric Corp.     Northern States Power Co.
Central Louisiana Electric Co., Inc.    Northwestern Public Service Co.
Central Maine Power Co.                 Ohio Edison Co.
Central Vermont Public Service Corp.    Oklahoma Gas & Electric Co.
Central & South West Corp.              Orange & Rockland Utilities, Inc.
Cilcorp, Inc.                           Otter Tail Power Co.
CINergy Corp.                           Pacific Gas & Electric Co.
CIPSCO, Inc.                            Pacificorp
Citizens Utilities Co.                  PECO Energy Corp.
CMS Energy Corp.                        PP&L Resources, Inc.
Commonwealth Energy System              Pinnacle West Capital Corp.
Consolidated Edison Co. of NY, Inc.     Portland General Corp.
Delmarva Power & Light Co.              Potomac Electric Power Co.
Dominion Resources, Inc.                Public Service Co. of New Mexico
DPL, Inc.                               Public Service Co. of Colorado
DQE, Inc.                               Public Service Enterprise Group, Inc.
DTE Energy Co.                          Puget Sound Power & Light Co.
Duke Power Co.                          Rochester Gas & Electric Co.
Eastern Utilities Associates            San Diego Gas & Electric Co.
El Paso Electric Co.                    SCEcorp, Inc.
Empire District Electric Co.            Sierra Pacific Resources
Entergy Corp.                           SIGCORP, Inc.
Florida Progress Corp.                  Southern Company
FPL Group, Inc.                         Southwestern Public Service Co.
General Public Utilities Corp.          TECO Energy, Inc.
Green Mountain Power Corp.              Texas Utilities Co.
Hawaiian Electric Industries, Inc.      TNP Enterprises, Inc.
Houston Industries, Inc.                Tucson Electric Power Co.
Idaho Power Co.                         Unicom Corp.
IES Industries, Inc.                    Union Electric Co.
Illinova Corp.                          United Illuminating Co.
Interstate Power Co.                    UNITIL Corp.
IPALCO Enterprises, Inc.                Utilicorp United, Inc.
Kansas City Power & Light Co.           Washington Water Power Co.
KU Energy Corp.                         Western Resources, Inc.
LG&E Energy Corp.                       Wisconsin Energy Corp.
Long Island Lighting Co.                WPL Holding, Inc.
Madison Gas & Electric Co.              WPS Resources Corp.

                           SCANA Corporation
            Comparison of Five Year Cumulative Total Return*
    SCANA Corporation, Performance Share Plan Peer Group, S&P Utilities
                             and S&P 500

                 1/1/91    1/1/92    1/1/93    1/1/94    1/1/95    1/1/96
                   ($)       ($)       ($)       ($)       ($)       ($)
SCANA Corp.        100       136       133       173       156       226
Peer Group         100       130       139       155       136       178
S&P Utilities      100       115       124       142       130       185
S&P 500            100       130       140       154       156       215


Assumes $100 invested on January 1, 1991, in SCANA Corporation common stock, PSP Peer Group and S&P Indexes.
* Total return assumes reinvestment of dividends.

          APPROVAL OF RECOMMENDATION WITH RESPECT TO APPOINTMENT
              OF INDEPENDENT PUBLIC ACCOUNTANTS - PROPOSAL 2


     Action is to be taken at the Annual Meeting with respect to the recommendation of the Company's Board of Directors that Deloitte & Touche LLP be appointed as independent public accountants to audit the books of the Company for the year ending December 31, 1996. Deloitte & Touche LLP has been regularly employed by the Company for many years to examine its books and accounts and for other purposes, for which services their customary fees have been paid.
     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.
     The accompanying proxy, unless you specify otherwise thereon, will be voted for the appointment of Deloitte & Touche LLP as independent public accountants. The appointment of the accountants will be approved if a majority of the shares represented at the meeting vote in favor of the appointment. Abstentions will be counted in determining the presence of a quorum. Consequently, in determining whether the appointment of the independent public accountants is approved, an abstention will have the same effect as a negative vote.

                           OTHER INFORMATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial and periodic reports of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms and amendments thereto they file.
     Based solely on a review of the copies of such forms and amendments furnished to the Company and written representations from the executive officers and directors, the Company believes that during 1995 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with except that one report covering one transaction was filed late by Elaine T. Freeman.

SUBMISSION DATE FOR STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     In order to be presented at the Company's 1997 Annual Meeting of Stockholders, a stockholder proposal must be received at the principal office of the Company, 1426 Main Street, Columbia, South Carolina 29201, by Friday, November 15, 1996.

GENERAL
     As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will come before the meeting. In the event that any other matter legally comes before the meeting, the persons named in the accompanying form of Proxy intend to vote all proxies in accordance with their judgment on such matter.
     Shares represented at the Annual Meeting by properly executed and dated proxies in the accompanying form will be voted and, where the stockholder specifies by means of the ballot set forth in the form of Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

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

     The cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. Directors, officers and employees of the Company may solicit proxies from the larger stockholders, which solicitation may be made by telephone, telegram or personal interview. In addition, upon the request of brokers, dealers, banks and voting trustees and their nominees, who are holders of record of shares of the Company's Common Stock on the record date referred to above, the Company will pay their reasonable expenses for completing the mailing of copies of this Notice of Meeting and Proxy Statement and of the enclosed form of Proxy to the beneficial owners of such shares of Common Stock. The Company has retained Georgeson & Company, Wall

Street Plaza, New York, New York 10005, to assist in the solicitation of proxies from brokers, dealers, banks and voting trustees and their nominees,

at a fee of $9,500 plus reasonable out-of-pocket expenses.

                                     SCANA CORPORATION

                                     s/Lynn M. Williams
                                     Lynn M. Williams
                                     Secretary
                                     MARCH 15, 1996

                PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.
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
                                FORM OF PROXY
                              SCANA CORPORATION

         Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints L. M. Gressette, Jr. and Bruce D. Kenyon, or either of them, as proxies with full power of substitution, to vote all shares of Common Stock standing in the undersigned's name on the books of the Company, at the Annual Meeting of Stockholders on April 25, 1996 and at any adjournment thereof, as instructed on the reverse hereof and in their discretion upon all other matters which may properly be presented for consideration at said meeting.

1. To elect the nominees listed on the reverse as directors for the terms specified (Proxy Statement page 2).

2. To approve the appointment of Deloitte & Touche LLP as independent accountants for the Company (Proxy Statement page 18).
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                             PLEASE MARK VOTES /X/

                     Voting Instructions for Proposal 1

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold" box. To withhold voting for a particular nominee, mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.
                     The Directors recommend a vote
                   "For" the Election as Directors of
                    All Nominees and "For" Proposal 2

                                                                  For All
                                       For         Withhold       Except *
                                        ___            ___           ___
1. Election of All Class III Nominees  |___|          |___|         |___|
   Listed Below - Term Expires 1999

                  Bill L. Amick, William T. Cassels, Jr., Hugh M. Chapman, Lawrence M. Gressette, Jr.

* Exceptions:

                                      For         Against       Abstain
                                      ___           ___           ___
2. Approval of Appointment of        |___|         |___|         |___|
   Independent Accountants


Please sign, date and mail this card promptly in the postage prepaid return envelope provided. If stock is held in the name of joint holders, each should sign. If signing as a trustee, executor, etc., please so indicate.


                               Dated ___________________, 1996


                               Sign here   X__________________________
                               exactly as name(s) appears on this card.


                                           X__________________________



If no specification is made, the shares represented by this Proxy will be voted "For" the Election as Directors of All Nominees and "For" Proposal 2 above.

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